CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report dated May 31, 2000, appearing in the Annual Report on Form 10-KSB of Infinity, Inc. for the fiscal year ended March 31, 2000 in the following Registration Statements on Form S-8:

   SEC File No.           Name of Plan               Date of Filing
   ------------           ------------               --------------

    33-82142        Employee Stock Bonus Plan        July 28, 1994
    33-90878        Stock Option Plan                March 31, 1995
   333-31950        1999 Stock Option Plan           March 8, 2000


                              /s/ Sartain Fischbein & Co.
                              SARTAIN FISCHBEIN & CO.

Tulsa, Oklahoma
June 22, 2000